Exhibit 10.1
EXHIBIT B

FIRST AMENDMENT TO THE
SEVERANCE PAY PLAN OF
JOHNSON & JOHNSON AND U.S. AFFILIATED COMPANIES
(as amended and restated effective October 1, 2014)

Pursuant to the actions of the Pension and Benefits Committee of Johnson & Johnson, the Severance Pay Plan of Johnson & Johnson and U.S. Affiliated Companies (the "Plan") is amended as follows, effective July 1, 2015:

1.	Article 2.19 of the Plan (definition of “U.S. Affiliated Company”) is amended to read in its entirety as follows:

“2.19
U.S. Affiliated Company - A “U.S. Affiliated Company” is a Johnson & Johnson Company that is organized under the laws of any State of the United States and has its principal place of business in the United States (excluding Puerto Rico and other U.S. territories), and either (i) is on the Johnson & Johnson benefits platform, or (ii) has adopted the Plan with the Administrator’s approval, as reflected in the Plan’s Records.”

2.	Article 5.1a of the Plan (“Amount of Benefits”) is amended by revising the Severance Pay Schedule to read in its entirety as follows:

SEVERANCE PAY SCHEDULE

Formula 1 - Basic Severance Pay - Applicable only if Participant Does Not Sign a Separation Agreement and Release that Becomes Effective (see Article 5.1b):

Total Benefit = Four (4) weeks of Base Pay (without regard to Years of Service)

Formula 2 - Enhanced Severance Pay - Applicable only if Participant Signs a Separation Agreement and Release that Becomes Effective (see Article 5.1b):

Total Benefit = Two (2) weeks of Base Pay per Year of Service, subject to the following Minimum and Maximum Benefits:

Minimum Benefit:	Employee Type	Weeks of Base Pay
	Non-exempt employees	6 Weeks
	Exempt employees with Job Grade below 30	8 Weeks
	Exempt employees with Job Grade of 30-39	12 Weeks
	Exempt employees with Job Grade of 40-50	26 Weeks
	Exempt employees with Job Grade of 51 or higher	52 Weeks
Maximum Benefit:	All Eligible Employees	104 Weeks

3.	Appendix A of the Plan (list of U.S. Affiliated Companies) is deleted.

5-20-2015	/s/ Lisa Blair Davis
Date	Lisa Blair Davis
Member
Pension and Benefits Committee of Johnson & Johnson